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                                                                 EXHIBIT 10.15

                              MANAGEMENT AGREEMENT

         THIS AGREEMENT is made as of the 19th day of February, 1999 between Commemorative Brands, Inc., Austin, Texas (the "Company"), Robert F. Amter ("Executive") and Castle Harlan Partners II, L.P. ("Castle").

         WHEREAS, Executive maintains his own business and holds himself out to the public as engaging in the management services business, a business which he is customarily engaged; and

         WHEREAS, Executive is qualified and experienced to perform the services called for under this agreement; and

         WHEREAS, the Company desires to contract with Executive for management services; and

         WHEREAS, Castle agrees to guaranty the performance of Company's obligations under this agreement.

         NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound and having full authority and capacity to do so, do hereby agree as follows:

         1.       APPOINTMENT OF MANAGER

         The Company hereby appoints Executive to provide management services with respect to the operations and businesses of the Company. Executive hereby accepts the appointment upon the terms and subject to the conditions provided for herein.

         2.       DUTIES AND RESPONSIBILITIES

         During the term, Executive shall use his skills and render services to the best of his abilities in supervising, managing and conducting the operations and business of the Company. Executive shall devote such amount of his time and effort to the Company as the performance of his duties shall reasonably require; provided, however, that it is specifically understood that Executive is engaged in other management services for other customers and that the foregoing therefore shall not prevent Executive from devoting time and efforts to business affairs which are unrelated to this agreement, so long as they do not materially interfere with the performance of his duties hereunder. If Company believes that such outside activities do materially interfere with the performance of Executive's duties hereunder, the Company shall provide Executive with fourteen days' notice to respond to and cure such allegation. Executive shall hold positions of President and Chief Executive Officer of the Company. In his role hereunder, Executive shall have the executive authority, responsibilities and duties typically held by the Chief Executive Officer of the Company

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including, without limitation by enumeration, complete decision making responsibility for all aspects involved in managing and operating the Company's sales, marketing, accounting, financial, manufacturing, human resource, and engineering functions. Executive is at all times subject to the authority of the Company's Board of Directors.

         3.       EMPLOYMENT RELATIONSHIP

         It is specifically understood that, subject to the provisions of this agreement, Executive shall have complete control over the means, manner and method by which he will perform those services contracted for hereunder, the times at which those services will be performed, and the sequence of performance of those services. Executive agrees that he will perform those services in a timely, ethical and professional manner.

         4.       COMPENSATION

         For his services to be rendered hereunder, Executive shall receive a retainer of $70,000, cash compensation of $70,000 per month, equity compensation of $110,000 per month and, if applicable, a tax-offset payment, to be paid as follows:

                  (a) RETAINER, CASH COMPENSATION. Executive shall be paid an initial retainer of $70,000, payable upon acceptance of this agreement by the Company. Thereafter, Executive shall receive monthly payments of $70,000, with the first such payment payable the first of the month following commencement of Executives services hereunder, and subsequent payments due no later than the first of the month thereafter for the term of this agreement. This shall result in total payments under this paragraph 4(a) of $420,000 for the six month term of the agreement.

                  (b) EQUITY COMPENSATION. If Castle makes an additional equity investment in the Company within six months of the date of this agreement, the Company shall issue to Executive $660,000 of the same securities acquired by Castle, valued at the same price as Castle's investment. If Castle does not make the contemplated investment within six months of the date of this agreement and the Company's condition improves during the six month period (as determined by a licensed certified public accountant practicing at a major accounting firm who is acceptable to the parties), Executive will be compensated for the equity portion of his compensation with a cash payment of $660,000 (i.e., $110,000 per month); provided that Executive may elect to receive existing securities of the Company which are worth $660,000, valued using the February 17, 1999 Castle valuation, in lieu of the cash payment. If Castle does not make the contemplated investment within six months of the date of this agreement and the Company's condition does not improve during the six month period (as determined by a licensed certified public accountant practicing at a major accounting firm who is acceptable to the parties), the Executive will be compensated for the equity portion of his compensation with existing securities of the Company which are worth $660,000, valued using the February 17, 1999 Castle valuation. The stock issuance or cash payment provided by this paragraph (b) shall be made within two (2) weeks following the date which is six months after the date of this agreement. Notwithstanding the foregoing, in the event of a change in control of the Company, Executive shall have the right to

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  elect to receive the equity portion of his compensation under this paragraph in (i) a cash payment of $660,000 prior to the effective date of the change in control or (ii) in securities of the Company.

                  (c) TAX-OFFSET PAYMENT. The parties recognize that the issuance of securities to Executive under paragraph (b) above will result in a tax obligation for Executive. The Company agrees that if Executive receives any form of non-cash compensation under (b) above and the EBITDA Test mutually agreed upon by the parties is satisfied, the Company shall make a tax-offset payment to Executive at the time the securities are issued. The tax-offset payment shall be calculated to be equal to Executives federal income tax, state income tax and employment tax on both the non-cash compensation under
  (b) above and the tax-offset payment under this paragraph (c), using Executives highest marginal tax rates. The Company agrees that if Executive receives any form of non-cash compensation under (b) above and the EBITDA Test mutually agreed upon by the parties is not satisfied, the Company shall make a loan to Executive in an amount sufficient to pay Executives federal income tax, state income tax and employment tax, using Executives highest marginal tax rates with an interest rate equal to the applicable federal rate for determining imputed income.

         The loan shall be due and payable upon an initial public offering of the Company or upon Executives sale or other disposition of the acquired stock; provided that Executive may elect to transfer the acquired stock to the Company in complete satisfaction of the loan obligation.

         Each of the obligations under this paragraph 4 are guaranteed by Castle pursuant to the guarantee attached hereto and made part hereof as Exhibit A.

         5.       EXPENSES, REIMBURSEMENT

         The Company shall promptly reimburse Executive for all reasonable costs and expenses incurred by Executive in connection with or arising out of this agreement, including actual out-of-pocket costs and expenses for travel, transportation, lodging and meals, temporary living expenses, lease payments for an automobile if required by Executive, and Executives direct costs such as facsimile, telephone, Federal Express, United Parcel Service, administrative, word processing and secretarial services. Executive agrees to promptly document all such costs and expenses. The Company shall also reimburse Executive for his reasonable and actual attorneys fees incurred in connection with the preparation of this agreement, not to exceed the sum of $5,000. The foregoing expense obligations are guaranteed by Castle pursuant to the guarantee attached hereto and made part hereof as Exhibit A.

         6.       TERM, TERMINATION

         This agreement shall be for an initial term of six months, commencing no later than thirty days after acceptance of this agreement by Company as indicated by its signature below. However, it is specifically understood that paragraphs 7 (Indemnification) and 8 (Confidentiality) shall survive the termination of this agreement. This agreement shall terminate prior to the expiration of the six-month term upon the death or permanent disability of Executive, upon written notice by

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Executive to the Company, upon Executive's voluntarily ceasing to perform any services hereunder, or upon the mutual agreement of Executive and the Company, in writing. In such event, Executive shall receive a pro rata portion of the cash and equity compensation provided under paragraph 4, calculated through the date of his termination. If the Company terminates the agreement prior to the six-month term without Executive's consent, the Company shall remain obligated for all of its obligations under the agreement.

         This agreement may be extended beyond its initial six-month term by the Company for a reasonable additional period. In such event, the terms of this agreement shall apply to the additional period and Executive shall continue to receive the compensation provided under paragraph 4 (i.e., cash compensation of $70,000 per month, equity compensation of $110,000 per month and a tax-offset for any non-cash compensation).

         7.       INDEMNIFICATION

         The Company shall indemnify, defend and hold Executive harmless from and against any and all damages, liabilities, losses, costs, claims and expenses ("Damages"), including, but not limited to, actual attorneys' fees and expenses, resulting from or arising out of or in connection with Executive's performance of his duties and rendering of services under this agreement; except if a court having competent jurisdiction shall have determined by final judgment that the damages resulted directly from the willful malfeasance or criminal conduct of Executive in the performance of his services. Company shall maintain and provide Directors and Officers liability insurance coverage covering Executive's services hereunder. Executive shall cooperate fully with the Company in the defense of all claims that may arise and which are covered by this indemnification clause. Company shall have the right to compromise or defend all such claims, and such compromise or defense shall be at the Company's sole cost and expense. This indemnification shall be in addition to any indemnities and liability limitations applicable to Officers, Directors, agents or Executives of the Company that are mandated or permitted under applicable law. The foregoing indemnification obligations are guaranteed by the Castle pursuant to the guarantee attached hereto and made a part hereof as Exhibit A. This agreement's hold harmless provision shall survive indefinitely.

         8.       CONFIDENTIALITY

         During the term of this agreement and so long as such information remains proprietary, Executive will not in any manner, directly or indirectly, disclose, divulge, discuss or communicate to any other person or entity, or use for the benefit of any person or entity other than the Company and its investors, any confidential information of the Company.

         9.       AMENDMENT OR MODIFICATION, WAIVER

         No provision of this agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by a duly authorized representative of the Company and by the Executive. No waiver by any party hereto of any breach by the other party of any condition or

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provision of this agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

         10.      NOTICES

         Any and all notices or consents required or permitted to be given under this agreement shall be in writing or by written telecommunication and delivered either by hand delivery or by Registered or Certified Mail, Return Receipt Requested, to the relevant addresses set out below, in which event they shall be deemed to have been duly given upon receipt.

         If to Executive, at:       Robert F.  Amter
                                    44 Ridgeview Drive
                                    Belle Mead, NJ  08502-5512

         If to Company, at:         John K. Castle
                                    Chairman & Chief Executive Officer
                                    Castle Harlan, Inc.
                                    150 East 58th St.
                                    New York, NY  10155

         11.      SURVIVAL OF AGREEMENTS

         Except as set forth herein, all agreements, covenants, representations and warranties made herein shall survive the execution and delivery of this agreement and shall continue in full force and effect.

         12.      SUCCESSORS AND ASSIGNS

         This agreement may not be assigned by Executive without the prior written consent of the Company, except that it may be freely assigned without such consent to any corporation or other entity which is owned or controlled, directly or indirectly, by the Executive. This agreement may not be assigned by the Company without prior written consent of Executive, other than to the Company's successor in the case of a merger or consolidation involving the Company. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         13.      ARBITRATION

         All disputes, claims, or grievances arising under or out of this agreement, specifically including, but not limited to, claims of a breach of this agreement by the other party, shall be processed exclusively pursuant to the General Arbitration Act of the State of New Jersey, Section 2A:24-1 ET. SEQ. of the New Jersey Statutes. The method of selection of the arbitrator, the rules of arbitration, and all other procedural matters relating to any arbitration proceeding under this

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agreement shall be governed by the rules of the American Arbitration
Association, and any such arbitration proceeding shall be held in the State of New Jersey.

         14.      ENTIRE AGREEMENT

         This agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior written agreements and negotiations and oral understandings, if any, and it may not be amended, supplemented or discharged except by an instrument in writing signed by the parties hereto.

         15.      COUNTERPARTS

         This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same agreement. A photocopy or facsimile reproduction of this agreement and any signatures shall be deemed as effective as the original.

         16.      SEVERABILITY

         Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17.      GOVERNING LAW

         This agreement will be governed by and construed in accordance with the laws of the State of New Jersey, without regard to its conflicts of laws principles.

         IN WITNESS WHEREOF, the parties hereto accept the agreement, and have caused this agreement to be executed and delivered by their respective duly authorized representatives, as of the date of execution noted below.

                                       Company:  Commemorative Brands, Inc.

    February 19, 1999                  By:   /s/ David B. Pittaway
---------------------------                  ----------------------------------
          Date                         Its:  Member, Board of Directors


    February 19, 1999                  By:   /s/ Robert F. Amter
---------------------------                  ----------------------------------
          Date                                        Robert F. Amter

                                       Castle:  Castle Harlan Partners II, L.P.


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                                       By:   Castle Harlan, Inc., Manager


    February 19, 1999                  By:   /s/ David B. Pittaway
---------------------------                  ----------------------------------
          Date                               Name:  David B. Pittaway
                                             Title: Vice President

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                                                                 EXHIBIT A

GUARANTY OF PERFORMANCE

         For value received, as an inducement to, and in consideration of, Executive entering into this Management Agreement, Castle Harlan Partners II, L.P. ("Castle"), a large shareholder of the Company, hereby guarantees Executive, without notice or demand, the full and timely performance by the Company of the Company's compensation, expense and indemnification obligations described in paragraphs 4, 5, and 7 of the attached Management Agreement. The provisions of this guaranty are and shall be construed to be an absolute, continuing, unconditional and unlimited guarantee of such payments and performance. Executive may proceed against Castle immediately upon any breach by Company of paragraphs 4, 5, or 7 of this Management Agreement, and the liability of Castle hereunder shall continue in full force and effect until all obligations and liabilities of Company pursuant to paragraphs 4, 5, or 7 of this Management Agreement are fully satisfied and discharged and shall not be reduced, affected, discharged or impaired, in whole or in part, by reason of (a) the bankruptcy, reorganization, dissolution or cessation of business of Company; (b) any change, amendment or modification of any of the terms and conditions of this Management Agreement;
(c) any waiver of, or failure or delay in exercising, any right of Executive under this Management Agreement; (d) any renewal of this Management Agreement, whether or not effected with the consent of, nor notice to, Company, Executive or Castle. Castle may be sued hereunder by Executive with or without joining Company and without first or contemporaneously suing Company or otherwise seeking or proceeding to collect from it. Castle hereby waives any right to notice of acceptance of this guaranty, notice of any modification, extension, renewal or substitution of the Management Agreement, notice of any default by the Company, and any other notice, whether similar or dissimilar to the foregoing.

                                       Castle Harlan Partners II, L.P.
                                       By: Castle Harlan, Inc., Manager

  February 19, 1999                    By:    /s/ David B. Pittaway
---------------------                        ----------------------------------
         Date                                     Name:  David B. Pittaway
                                                  Its:   Vice President

(seal)

ATTEST: _____________________________

            Name: ___________________

            Title:___________________

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